Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Marvell Technology, Inc. of our report dated February 25, 2021 relating to the financial statements which appears in Marvell Technology Group, Ltd.’s Current Report on Form 8-K dated April 5, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
September 15, 2021